UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Contracts.

Securities Purchase Agreement and Related Ancillary Agreements.

On March 11, 2008, Capital Growth Systems, Inc. (the “Company”) entered into a securities purchase agreement relating to a private placement of $19 million of securities (“Purchase Agreement”) with a number of investors. A description of the transactions contemplated by the Purchase Agreement was included on Form 8-K filed by the Company March 12, 2008. As set forth on that Form 8-K, the closing of the transactions contemplated by the Purchase Agreement was subject to the receipt by the Company’s secured senior lender of all amounts due and owing to it under its Credit Agreement with the Company. The receipt by the lender of such funds on March 11, 2008 has been confirmed, and the transactions contemplated by the Purchase Agreement have closed.

Item 9.01 Exhibits.

99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer